Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to incorporation by reference in the Registration Statement (Form S-8) pertaining to the Introgen Therapeutics, Inc. 2000 Stock Option Plan of our reports dated March 17, 2008, with respect to the consolidated financial statements of Introgen Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Introgen Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/Ernst & Young LLP
Austin, Texas
August 7, 2008